[SULLIVAN & WORCESTER LLP letterhead]

                                                                          Boston
                                                                   July 19, 2000

The Trustees of The Alger Fund
1 World Trade Center - Suite 9333
New York, New York 10048

            Re: The Alger Fund Post-Effective Amendment
                to Registration Statement on Form N-1A

Ladies and Gentlemen:

     You have requested our opinion as to certain matters of Massachusetts law relating to The Alger Fund, a trust with transferable shares established under Massachusetts law (the "Trust"), in connection with the Trust's filing of Amendment No. 33 to its Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, Registration No. 811-1355 (the "REGISTRATION STATEMENT", and such amendment, the "A AMENDMENT", and Post-Effective Amendment No. 31 to its Registration Statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), Registration No. 33-4959 (the "B AMENDMENT", and collectively with the A Amendment, the "AMENDMENTS").

     We acted as Massachusetts counsel to the Trust in connection with the execution and delivery of its Agreement and Declaration of Trust, dated March 20, 1986 (the "ORIGINAL DECLARATION"), and thereafter from time to time amended, amended and restated and supplemented (the Original Declaration, as so amended, amended and restated and supplemented, the "DECLARATION"); and the authorization by the Trustees of the Trust of the issuance and sale of shares of beneficial interest, one mill ($.001) par value, Class A, Class B and Class C (collectively, the "SHARES"), of the several portfolios of the Trust (the "PORTFOLIOS", and each singly, a "PORTFOLIO"), registered under the Securities Act pursuant to the Registration Statement. In this connection, we have examined and are familiar with the Declaration, the Bylaws of the Trust, the A Amendment, as filed with the Securities and Exchange Commission (the "SEC") on May 24, 2000, the B Amendment, substantially in the form in which it will be filed with the SEC after the delivery of this letter, the, forms of the Prospectus (the "PROSPECTUS") and the Statement of Additional Information (the "SAI") forming part of the Registration Statement, as amended by the Amendments, certificates of officers of the Trust as to actions of the Trustees, certificates of officers of the Trust and of public officials as to other matters of fact, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as certified copies, which facts we have not independently verified.

The Trustees of                       -2-                          July 19, 2000
     The Alger Fund


     Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under Massachusetts law:

     1. The Trust is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

     2. The Money Market Portfolio of the Trust is authorized to issue an unlimited number of shares without classes, and each other Portfolio of the Trust is authorized to issue an unlimited number of Shares of each of its Classes A, B and C; the Shares of such Portfolios and Classes have been duly and validly authorized by all requisite action of the Trustees of the Trust, and no action of the shareholders of the Trust is required in such connection.

     3. The Shares subject to the Registration Statement, when duly sold, issued and paid for as contemplated by the Prospectus and the SAI, will be validly and legally issued, and fully paid and nonassessable by the Trust.

     With respect to the opinion stated in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

     This letter expresses our opinions as to the provisions of the Declaration and the laws of The Commonwealth of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

     We hereby consent to the reference to us in the Prospectus, and to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,


                                          /s/ Sullivan & Worcester LLP
                                          ----------------------------

                                          SULLIVAN & WORCESTER LLP